[LOGO]Republic New York Corporation
News Release

For Immediate Release
NYSE Symbol: RNB
To request release by e-mail: maria.alba@rnb.com
Press Contact: J. Phillip Burgess  (212) 525-6597
Investor Contact: Stephen J. Saali (212)525-5593
Press Releases: http://www.rnb.com


                       REPUBLIC NEW YORK CORPORATION

                      ANNOUNCES SECOND QUARTER RESULTS



New York - July 16, 1997: Republic New York Corporation today announced its second quarter results and noted the following highlights:

o Net income for the second quarter of 1997 was $110.5 million, up from $103.1 million in the second quarter of 1996. Net income per common share rose to $1.93 in the second quarter of 1997, a 12.9-percent increase from $1.71 in the second quarter of last year.

o Net interest income was $251.2 million in the second quarter of 1997, compared to $241.9 million in the second quarter of 1996 and $253.6 million in the first quarter of 1997.

o Equity in the earnings of Safra Republic Holdings S.A. ("SRH") increased 34 percent to $30.6 million in the second quarter of 1997 from $22.9 million in the second quarter of last year and $28.1 million in the first quarter of 1997. Client assets at SRH, both on- and off-balance-sheet, increased to $27.3 billion at June 30, 1997 from $18.4 billion at June 30, 1996 and $25.8 billion at March 31, 1997.

o The board of directors declared dividends of 46 cents per common share, 34.1415 cents per depositary share on the adjustable rate cumulative preferred stock and 45.3125 cents per share on the $1.8125 cumulative preferred stock. All dividends are payable October 1, 1997, to stockholders of record on September 15, 1997.

Net interest income
-------------------

Net interest income on a fully taxable equivalent basis was $259.7 million in the second quarter of 1997, compared to $250.1 million in the second quarter of 1996 and $261.6 million in the first quarter of 1997. Average interest-earning assets rose to $45.1 billion for the second quarter of 1997, compared to $39.9 billion in the second quarter of 1996 and $43.0 billion in the first quarter of 1997. The net interest rate differential was 2.31 percent in the second quarter of 1997, compared to 2.52 percent for the second quarter of 1996 and 2.47 percent in the first quarter of 1997. The decline in the net interest rate margin from both the first quarter of 1997 and the second quarter of 1996 reflects the previously reported extension of some of the corporation's short-term funding to further reduce its exposure to a rising interest rate scenario. In addition, the growth in the size of the balance sheet was a result of increased client deposits, particularly in foreign offices, which were invested in high quality assets at narrow spreads.

Net interest income on a fully taxable equivalent basis was $521.3 million for the first six months of 1997, compared to $481.6 million in the comparable period of 1996. Average interest-earning assets rose to $44.0 billion for the first six months of 1997, compared to $38.6 billion for the corresponding period of 1996. The net interest rate differential was 2.39 percent for the first six months of 1997, compared to 2.51 in the respective period of 1996.

Provision for credit losses
---------------------------

During the second quarter of 1997, the corporation changed its method of reporting the aggregate allowance for possible credit losses in order to be consistent with industry practice. The corporation's aggregate allowance for possible credit losses, which is presented in the table below, consists of $17.0 million applicable to trading account assets which is a reduction of "trading account assets," $10.0 million included in "other liabilities" for off-balance-sheet extensions of credit, such as standby letters of credit, guarantees and commitments, and $325.5 million, which is available to absorb all other possible credit losses.

                                                           1997                              1996
                                          ----------------------------------------      --------------
                                              2nd Qtr                1st Qtr               2nd Qtr
(In thousands)
Provision for credit losses                  $   4,000              $   4,000             $   4,000
                                          =================      =================      ==============
Net charge-offs                              $   4,122              $     741             $   4,311
                                          =================      =================      ==============
Aggregate allowance for credit
 losses and other credit related
 items:
    Credit losses                            $ 325,526              $ 352,667             $ 339,214
    Trading account assets                      17,000
    Other                                       10,000
                                          -----------------      -----------------      --------------
Total                                        $ 352,526              $ 352,667             $ 339,214
                                          =================      =================      ==============


The following table presents non-accrual loans and other non-performing assets at periods ended:

                                                         1997                                  1996
                                    ---------------------------------------------      -------------------
                                        June 30                      March 31                 June 30
(In thousands)
 Non-accrual loans                      $ 95,568                     $101,245                 $118,660
 Other real estate owned                  33,215                       32,691                   40,466
                                    --------------------        ------------------      -------------------
 Total non-performing assets             128,783                      133,936                  159,126
 Less: FDIC loss-sharing (1)<F1>         (29,677)                     (39,110)                 (60,174)
                                    --------------------        ------------------      -------------------
 Total                                  $ 99,106                     $ 94,826                 $ 98,952
                                    ====================        ==================      ===================

<F1>(1) Represents the carrying value of non-performing assets acquired in the purchase of CrossLand Savings Bank, which are covered by a loss-sharing agreement with the Federal Deposit Insurance Corporation. The agreement expires on June 30, 1998. The covered amounts were $29.2 million, $37.7 million and $61.3 million at June 30, 1997, March 31, 1997 and June 30,
1996.

Other operating income
----------------------

Total other operating income was $125.1 million in the second quarter of 1997, compared to $109.2 million in the second quarter of 1996 and $126.4 million in the first quarter of 1997.

Reported trading revenue (excluding associated net interest income) was $46.5 million in the second quarter of 1997, compared to $42.1 million in the second quarter of 1996 and $46.1 million in the first quarter of 1997. Net interest income associated with trading activities totaled an estimated $10.0 million in the second quarter of 1997 and $7.1 million in the first quarter of 1997. Trading revenue from precious metals activities in the second quarter of 1997 declined from the first quarter of 1997 as a result of lower levels of trading activities. This decrease was partially offset by an increase in metals arbitrage activities which generated net interest income.

The items of net interest income/(expense) in the table below represent the net interest earned or paid on instruments held for trading, as well as an allocation by management to reflect the funding benefit or cost associated with the trading positions.

                                                                      1997
                                                ---------------------------------------------
                                                     2nd Qtr         1st Qtr         6 Mos
(In thousands)
Income from precious metals:
          Trading revenue                            $ 1,045         $10,798        $ 11,843
          Net interest income                          7,371           4,818          12,189
                                                -------------   -------------    ------------
          Total                                        8,416          15,616          24,032
                                                -------------   -------------    ------------

Foreign exchange trading income:
          Trading revenue                             32,612          27,125          59,737
          Net interest (expense)                      (2,764)         (2,815)         (5,579)
                                                -------------   -------------    ------------
          Total                                       29,848          24,310          54,158
                                                -------------   -------------    ------------

Trading account profits and commissions:
          Trading revenue                             12,820           8,226          21,046
          Net interest income                          5,419           5,135          10,554
                                                -------------   -------------    ------------
          Total                                       18,239          13,361          31,600
                                                -------------   -------------    ------------

Total:
          Trading revenue                             46,477          46,149          92,626
          Net interest income                         10,026           7,138          17,164
                                                -------------   -------------    ------------
          Total                                      $56,503         $53,287        $109,790
                                                =============   =============    ============


Net investment securities gains were $6.7 million in the second quarter of 1997, compared to gains of $4.6 million in the second quarter of last year and net losses of $5.3 million in the first quarter of 1997.

Net gains on sales of loans were $2.4 million in the second quarter of 1997, compared to net gains of $0.2 million in the second quarter of 1996 and $7.5 million in the first quarter of 1997.

Commission income, which consists primarily of fees for the issuance of banker acceptances and letters of credit, retail services and securities commissions was $20.7 million in the second quarter of 1997, compared to $19.0 million in the second quarter of last year and $20.6 million in the first quarter of 1997. The increase in commission income in the second quarter of 1997 over the second quarter of last year reflects increased revenue from domestic private banking, retail banking and international correspondent banking.

Equity in the earnings of Safra Republic Holdings S.A., a European international private banking group of which the corporation owns approximately 49 percent, increased to $30.6 million in the second quarter of 1997, an increase of 34 percent from $22.9 million in the corresponding quarter of 1996 and $28.1 million in the first quarter of 1997. Client assets at SRH, both on- and off-balance-sheet, increased to $27.3 billion at June 30, 1997 from $18.4 billion at June 30, 1996 and $25.8 billion at March 31, 1997. The growth in client assets, combined with higher levels of client activities in portfolio securities, resulted in the strong growth in income.

Other income, which consists primarily of service charges on deposit accounts, trust income and other income from factoring and overseas locations was $18.2 million in the second quarter of 1997, compared to $20.4 million in the second quarter last year and $29.4 million in the first quarter of 1997. The quarterly amounts included a gain of $2.7 million on the sale of New York retail branches in the second quarter of 1996 and in the first quarter of 1997 a gain of $7.4 million on the unwinding of a real estate financing transaction and approximately $3.6 million of annual investment management performance fees.

Other operating expenses
------------------------

Total operating expenses were $214.5 million in the second quarter of 1997, compared to $195.9 million in the second quarter of 1996 and $214.2 million in the first quarter of 1997. The second quarter-to-quarter comparison continues to reflect the impact of retail banking acquisitions made during 1996 and the opening of new foreign offices late in 1996 and early 1997. Total operating expenses also includes ongoing investments in trading, risk management and profitability reporting systems and other technology and electronic banking initiatives which were begun in the second half of 1996.

Salaries and employee benefits were $117.3 million in the second quarter of 1997 compared to $104.2 million in the second quarter of last year and $116.0 million in the first quarter of 1997. The increase between the second quarter of 1997 and the second quarter of 1996 reflects the opening of new foreign offices, as well as higher levels of incentive-based compensation.

Occupancy expense was $16.8 million in the second quarter of 1997, compared to $18.1 million in the first quarter of 1996 and $18.3 million in the first quarter of 1997. The decrease in the second quarter of 1997 resulted from increased operating efficiency.

All other expenses were $80.4 million in the second quarter of 1997, $73.5 million in the second quarter of last year and $79.9 million in the first quarter of 1997. Amortization of goodwill and other intangible assets was $7.1 million in the second quarter of 1997, compared to $7.6 million in the second quarter of last year and $7.1 million in the first quarter of 1997. Included in the second quarter of last year was a one-time charge amounting to $1.5 million related to computer upgrades and costs of converting newly acquired retail accounts. The increase between the second quarter of 1997 and the second quarter of 1996 reflects the previously mentioned initiatives.

Income taxes
------------

Income taxes were $47.3 million in the second quarter of 1997, compared to $48.2 million in the second quarter of 1996 and $51.5 million in the first quarter of 1997. The effective book income tax rate was 30.0 percent in the second quarter of 1997, compared to 31.8 percent in the second quarter of 1996 and 31.9 percent in the first quarter of 1997. The decline in the effective book income tax rate in the second quarter of 1997 resulted from a reduction in income subject to income taxes.

Capital
-------

The following table presents return on average common stockholders' equity
(ROAE) and return on average total assets (ROAA), based on net income applicable to common stock:

                      2nd Qtr                       6 Mos
              -----------------------      ------------------------
                 1997        1996             1997         1996

ROAE            14.87%      15.41%           14.99%       15.26%
ROAA             0.76%       0.79%            0.78%        0.80%

The book value of the corporation's common stock was $53.22 per share at June 30, 1997.

At June 30, 1997, the corporation's total intangibles were $328 million, of which $261 million was goodwill.

During the second quarter of 1997, the corporation repurchased approximately 36,000 shares of common stock. The corporation has repurchased approximately 1.7 million shares out of the current authorization to repurchase up to 2 million shares of common stock.

The following table presents capital ratios at periods ended:

                                            1997
                            -------------------------------------
                                 June 30              March 31
Common stockholders'
 equity/assets                    5.20%                 5.08%

Leverage                          5.40%*                5.49%

Tier 1 "core"                    13.10%*               13.04%

Total capital                    21.90%*               21.91%

* Estimated

The corporation's leverage ratio (Tier 1 capital to quarterly average assets) and its risk-based capital ratios (Tier 1 and total qualifying capital to risk-weighted assets) include the assets and capital of Safra Republic Holdings on a consolidated basis in accordance with the requirements of the Federal Reserve Board specifically applied to the corporation. These ratios do not reflect the effect on stockholders' equity related to the FASB 115 valuation of the corporation's portfolio of securities available for sale.

In accordance with regulatory guidelines, the corporation excludes Republic New York Securities Corporation's assets and off-balance-sheet contracts from Republic New York Corporation's capital calculations. The guidelines also require the corporation to deduct one-half of its investment in this subsidiary from each of Tier 1 and Tier 2 capital.

                              #####

                       REPUBLIC NEW YORK CORPORATION
                    CONSOLIDATED STATEMENTS OF CONDITION
                           (Dollars in thousands)
                                                                                June 30,
                                                                    ----------------------------------
                                                                         1997              1996
                                                                    ---------------   ----------------
ASSETS
------
Cash and due from banks                                              $     687,209     $     890,861
Interest-bearing deposits with banks                                     5,413,300         5,573,134
Precious metals                                                            982,508         1,043,985

Securities held to maturity                                              9,655,125         7,969,445
Securities available for sale                                           13,952,404        11,753,967
                                                                    ---------------   ---------------
           Total investment securities                                  23,607,529        19,723,412

Trading account assets                                                   4,826,330         3,508,884
Federal funds sold and securities purchased
   under resale agreements                                               2,094,029         2,136,323
Loans, net of unearned income                                           12,801,173        11,303,917
Allowance for possible credit losses                                      (325,526)         (339,214)
Customers' liability on acceptances                                        675,230           789,819
Accounts receivable and accrued interest                                 3,340,367         2,069,480
Investment in affiliate                                                    832,882           731,861
Premises and equipment                                                     477,827           465,116
Other assets                                                               638,874           682,077
                                                                    ---------------   ---------------
           Total assets                                              $  56,051,732     $  48,579,655
                                                                    ===============   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Noninterest-bearing deposits:
   In domestic offices                                               $   2,224,145     $   2,144,753
   In foreign offices                                                      211,985           198,187
Interest-bearing deposits:
   In domestic offices                                                  12,376,608        12,082,652
   In foreign offices                                                   18,422,180        15,654,152
                                                                    ---------------   ---------------
           Total deposits                                               33,234,918        30,079,744

Trading account liabilities                                              4,204,047         3,190,666
Short-term borrowings                                                    6,972,685         4,958,942
Acceptances outstanding                                                    675,421           790,568
Accounts payable and accrued expenses                                    2,590,048         1,622,091
Due to factored clients                                                    628,425           591,545
Other liabilities                                                          179,744           156,955
Long-term debt                                                           1,499,051         1,696,108
Subordinated long-term debt and perpetual
   capital notes                                                         2,400,000         2,406,441
Company-obligated mandatorily redeemable preferred
   securities of subsidiary trusts holding solely junior
   subordinated debt securities                                            350,000               -

Stockholders' equity:
   Cumulative preferred stock, no par value
      4,501,750 shares outstanding in 1997 and
      8,502,500 in 1996                                                    400,000           575,000
   Common stock, $5 par value 150,000,000 shares
      authorized; 54,816,416 shares outstanding
      in 1997 and 55,428,109 in 1996                                       274,082           277,141
   Surplus                                                                 457,496           520,149
   Retained earnings                                                     2,066,707         1,771,982
   Net unrealized appreciation (depreciation) on
      securities available for sale, net of taxes                          119,108          (57,677)
                                                                    ---------------   ---------------
           Total stockholders' equity                                    3,317,393         3,086,595
                                                                    ---------------   ---------------
           Total liabilities and stockholders' equity                $  56,051,732     $  48,579,655
                                                                    ===============   ===============

                       REPUBLIC NEW YORK CORPORATION
                     CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands except per share data)
                                                               Three Months Ended
                                                        ----------------------------------
                                                         June 30,   March 31,     June 30,
                                                           1997        1997         1996
                                                        ---------   ---------    ---------
INTEREST INCOME:
Interest and fees on loans                              $ 267,299   $ 255,245    $ 222,785
Interest on deposits with banks                            78,166      75,391       99,790
Interest and dividends on investment securities:
  Taxable                                                 373,680     344,651      318,086
  Exempt from federal income taxes                         23,684      21,765       23,879
Interest on trading account assets                         31,537      29,294       17,591
Interest on federal funds sold and securities
  purchased under resale agreements                        25,560      21,112       23,837
                                                        ---------   ---------    ---------
    Total interest income                                 799,926     747,458      705,968
                                                        ---------   ---------    ---------

INTEREST EXPENSE:
Interest on deposits                                      364,589     334,861      326,906
Interest on short-term borrowings                         116,873      93,633       75,440
Interest on long-term debt                                 67,244      65,409       61,707
                                                        ---------   ---------    ---------
    Total interest expense                                548,706     493,903      464,053
                                                        ---------   ---------    ---------

NET INTEREST INCOME                                       251,220     253,555      241,915
Provision for credit losses                                 4,000       4,000        4,000
                                                        ---------   ---------    ---------
Net interest income after provision for credit losses     247,220     249,555      237,915
                                                        ---------   ---------    ---------

OTHER OPERATING INCOME:
Income from precious metals                                 1,045      10,798        3,223
Foreign exchange trading income                            32,612      27,125       23,039
Trading account profits and commissions                    12,820       8,226       15,832
Investment securities gains (losses), net                   6,667      (5,304)       4,559
Net gain on loans sold or held for sale                     2,418       7,477          241
Commission income                                          20,662      20,595       19,010
Equity in earnings of affiliate                            30,609      28,065       22,854
Other income                                               18,236      29,423       20,419
                                                        ---------   ---------    ---------
     Total other operating income                         125,069     126,405      109,177
                                                        ---------   ---------    ---------

OTHER OPERATING EXPENSES:
Salaries                                                   68,695      66,349       64,044
Employee benefits                                          48,602      49,627       40,187
Occupancy, net                                             16,844      18,279       18,114
Other expenses                                             80,354      79,932       73,542
                                                        ---------   ---------    ---------
     Total other operating expenses                       214,495     214,187      195,887
                                                        ---------   ---------    ---------

INCOME BEFORE INCOME TAXES                                157,794     161,773      151,205
Income taxes                                               47,289      51,529       48,155
                                                        ---------   ---------    ---------
NET INCOME                                              $ 110,505   $ 110,244    $ 103,050
                                                        =========   =========    =========

NET INCOME APPLICABLE TO COMMON STOCK                   $ 105,231   $ 103,806    $  95,235
                                                        =========   =========    =========

Net income per common share                                 $1.93       $1.89        $1.71

Average common shares outstanding                          54,588      54,809       55,718

                       REPUBLIC NEW YORK CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME
                   (In thousands except per share data)
                                                           Six Months Ended June 30,
                                                          ---------------------------
                                                              1997             1996
                                                          ----------       ----------
INTEREST INCOME:
Interest and fees on loans                                $  522,544       $  438,318
Interest on deposits with banks                              153,557          202,808
Interest and dividends on investment securities:
   Taxable                                                   718,331          608,864
   Exempt from federal income taxes                           45,449           47,757
Interest on trading account assets                            60,831           32,250
Interest on federal funds sold and securities
   purchased under resale agreements                          46,672           41,618
                                                          ----------       ----------
     Total interest income                                 1,547,384        1,371,615
                                                          ----------       ----------

INTEREST EXPENSE:
Interest on deposits                                         699,450          630,408
Interest on short-term borrowings                            210,506          150,774
Interest on long-term debt                                   132,653          125,432
                                                          ----------       ----------
     Total interest expense                                1,042,609          906,614
                                                          ----------       ----------

NET INTEREST INCOME                                          504,775          465,001
Provision for credit losses                                    8,000            8,000
                                                          ----------       ----------
Net interest income after provision for credit losses        496,775          457,001
                                                          ----------       ----------

OTHER OPERATING INCOME:
Income from precious metals                                   11,843           11,611
Foreign exchange trading income                               59,737           50,601
Trading account profits and commissions                       21,046           25,557
Investment securities gains, net                               1,363            9,888
Net gain on loans sold or held for sale                        9,895            1,743
Commission income                                             41,257           34,646
Equity in earnings of affiliate                               58,674           44,494
Other income                                                  47,659           37,909
                                                          ----------       ----------
     Total other operating income                            251,474          216,449
                                                          ----------       ----------

OTHER OPERATING EXPENSES:
Salaries                                                     135,044          125,205
Employee benefits                                             98,229           80,129
Occupancy, net                                                35,123           34,490
Other expenses                                               160,286          140,412
                                                          ----------       ----------
     Total other operating expenses                          428,682          380,236
                                                          ----------       ----------

INCOME BEFORE INCOME TAXES                                   319,567          293,214
Income taxes                                                  98,818           90,572
                                                          ----------       ----------
NET INCOME                                                $  220,749       $  202,642
                                                          ==========       ==========

NET INCOME APPLICABLE TO COMMON STOCK                     $  209,037       $  187,050
                                                          ==========       ==========


Net income per common share                                    $3.82            $3.35

Average common shares outstanding                             54,699           55,870

                     REPUBLIC NATIONAL BANK OF NEW YORK
                    CONSOLIDATED STATEMENTS OF CONDITION
                           (Dollars in thousands)
                                                                         June 30,
                                                            ----------------------------------
                                                                1997                 1996
                                                            ------------         -------------
ASSETS
------
Cash and due from banks                                     $    647,080          $    854,091
Interest-bearing deposits with banks                           5,380,570             5,507,426
Precious metals                                                  981,544             1,043,985

Securities held to maturity                                    9,255,270             7,667,129
Securities available for sale                                 11,638,270             9,858,276
                                                            ------------          ------------
          Total investment securities                         20,893,540            17,525,405

Trading account assets                                         4,739,655             3,363,241
Federal funds sold and securities purchased
   under resale agreements                                     2,094,029             2,136,323
Loans, net of unearned income                                 11,790,470            10,364,111
Allowance for possible credit losses                            (300,013)             (313,943)
Customers' liability on acceptances                              673,989               788,345
Accounts receivable and accrued interest                       1,133,405               854,842
Investment in affiliate                                          832,882               731,861
Premises and equipment                                           416,513               405,579
Other assets                                                     578,833               618,998
                                                            ------------          ------------
          Total assets                                      $ 49,862,497          $ 43,880,264
                                                            ============          ============

LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------
Noninterest-bearing deposits:
   In domestic offices                                      $  2,144,390          $  2,072,416
   In foreign offices                                            213,134               199,433
Interest-bearing deposits:
   In domestic offices                                        12,145,669            11,884,670
   In foreign offices                                         18,907,536            15,869,615
                                                            ------------          ------------
          Total deposits                                      33,410,729            30,026,134

Trading account liabilities                                    4,170,293             3,120,086
Short-term borrowings                                          4,814,232             3,575,978
Acceptances outstanding                                          674,123               789,094
Accounts payable and accrued expenses                          1,460,747               958,434
Other liabilities                                                117,834               101,021
Long-term debt                                                 1,389,047             1,596,108
Subordinated long-term debt, primarily with parent               575,000               681,441

Stockholder's equity:
   Common stock, $100 par value 4,800,000 shares
      authorized; 4,000,000 shares outstanding                   400,000               400,000
   Surplus                                                     1,638,083             1,632,234
   Retained earnings                                           1,129,688             1,064,513
   Net unrealized appreciation (depreciation) on
      securities available for sale, net of taxes                 82,721               (64,779)
                                                            ------------          ------------
          Total stockholder's equity                           3,250,492             3,031,968
                                                            ------------          ------------
          Total liabilities and stockholder's equity        $ 49,862,497          $ 43,880,264
                                                            ============          ============

REPUBLIC NEW YORK CORPORATION
AVERAGE BALANCES, NET INTEREST DIFFERENTIAL,
AVERAGE RATES EARNED AND PAID
(Fully taxable equivalent basis)
(Dollars in thousands)
                                                                                    Quarter Ended
                                                    -----------------------------------------------------------------------------
                                                                 June 30, 1996                        September 30, 1996
                                                    ------------------------------------    -------------------------------------

                                                                                 Average                                 Average
                                                                    Interest      Rates                     Interest      Rates
                                                      Average       Income/      Earned/      Average       Income/      Earned/
                                                      Balance       Expense       Paid        Balance       Expense       Paid
                                                    ------------------------------------    -------------------------------------
Interest-earning assets:
  Interest-bearing deposits with banks............. $ 5,754,785     $ 99,790      6.97%     $ 5,906,911     $ 91,926      6.19%
  Investment securities:(1)<F1>
    Taxable........................................  17,818,852      318,086      7.18       18,300,015      324,900      7.06
    Exempt from federal income taxes...............   1,545,833       32,079      8.35        1,490,059       31,681      8.46
                                                    -----------      -------                -----------     --------
     Total investment securities...................  19,364,685      350,165      7.27       19,790,074      356,581      7.17
  Trading account assets(2)<F2>....................   1,223,718       17,591      5.78        1,168,008       17,426      5.94
  Federal funds sold and securities
    purchased under resale agreements.............    1,790,545       23,837      5.35        2,012,720       27,865      5.51
  Loans, net of unearned income:
    Domestic offices...............................   8,240,550      164,664      8.04        8,384,193      171,023      8.11
    Foreign offices................................   3,538,986       58,121      6.61        3,775,928       64,971      6.85
                                                    -----------     --------                -----------     --------
     Total loans, net of unearned income..........   11,779,536      222,785      7.61       12,160,121      235,994      7.72
                                                    -----------     --------                -----------     --------
     Total interest-earning assets................   39,913,269     $714,168      7.20%      41,037,834     $729,792      7.07%
                                                                    ========     =====                      ========     =====
Cash and due from banks............................     731,293                                 705,730
Other assets.......................................   7,672,774                               7,667,665
                                                    -----------                             -----------
     Total assets.................................. $48,317,336                             $49,411,229
                                                    ===========                             ===========


Interest-bearing funds:
  Consumer and other time deposits................. $11,141,148     $109,012      3.94%     $11,148,550     $110,114      3.93%
  Certificates of deposit..........................     821,597       10,282      5.03        1,087,844       13,577      4.97
  Deposits in foreign offices......................  14,781,369      207,612      5.65       15,078,686      198,345      5.23
                                                    -----------     --------                -----------     --------
     Total interest-bearing deposits...............  26,744,114      326,906      4.92       27,315,080      322,036      4.69
  Trading account liabilities(2)<F2>...............      91,496        1,952      8.58          259,863        4,546      6.96
  Short-term borrowings............................   6,094,595       73,488      4.85        6,784,006       83,501      4.90
  Total long-term debt.............................   3,946,672       61,707      6.29        4,101,227       65,260      6.33
                                                    ------------    --------                -----------     --------
     Total interest-bearing funds.................   36,876,877     $464,053      5.06%      38,460,176     $475,343      4.92%
                                                                    ========     =====                      ========     =====
Noninterest-bearing deposits:
  In domestic offices..............................   1,957,276                               2,099,582
  In foreign offices...............................     153,574                                 120,752
Other liabilities..................................   6,268,737                               5,612,465
Stockholders' equity:
  Preferred stock..................................     575,000                                 575,000
  Common stockholders' equity......................   2,485,872                               2,543,254
                                                    -----------                             -----------
     Total stockholders' equity....................   3,060,872                               3,118,254
                                                    -----------                             -----------
     Total liabilities and stockholders' equity.... $48,317,336                             $49,411,229
                                                    ===========                             ===========

Interest income/earning assets.....................                 $714,168      7.20%                     $729,792      7.07%
Interest expense/earning assets....................                  464,053      4.68                       475,343      4.60
                                                                    --------     -----                      --------     -----
Net interest differential..........................                 $250,115      2.52%                     $254,449      2.47%
                                                                    ========     =====                      ========     =====


                                                                                    Quarter Ended
                                                    ----------------------------------------------------------------------------
                                                               December 31, 1996                        March 31, 1997
                                                    ------------------------------------     -----------------------------------

                                                                                 Average                                 Average
                                                                    Interest      Rates                     Interest      Rates
                                                      Average       Income/      Earned/       Average      Income/      Earned/
                                                      Balance       Expense       Paid         Balance      Expense       Paid
                                                    ------------------------------------     -----------------------------------
Interest-earning assets:
  Interest-bearing deposits with banks............. $ 5,190,003     $ 81,296      6.23%     $ 4,765,059     $ 75,391      6.42%
  Investment securities:(1)<F1>
    Taxable........................................  19,160,641      345,462      7.17       20,087,077      344,651      6.96
    Exempt from federal income taxes...............   1,463,276       29,191      7.94        1,488,306       29,831      8.13
                                                    -----------     --------                -----------     --------
     Total investment securities...................  20,623,917      374,653      7.23       21,575,383      374,482      7.04
  Trading account assets(2)<F2>....................   1,221,782       17,603      5.73        1,676,907       29,294      7.08
  Federal funds sold and securities
    purchased under resale agreements.............    2,060,396       28,578      5.52        1,597,686       21,112      5.36
  Loans, net of unearned income:
    Domestic offices...............................   8,714,159      175,186      8.00        8,575,204      175,634      8.31
    Foreign offices................................   4,081,954       69,732      6.80        4,761,047       79,611      6.78
                                                    -----------     --------                -----------     --------
     Total loans, net of unearned income..........   12,796,113      244,918      7.61       13,336,251      255,245      7.76
                                                    -----------     --------                -----------     --------
     Total interest-earning assets................   41,892,211     $747,048      7.09%      42,951,286     $755,524      7.13%
                                                                    ========     =====                      ========     =====

Cash and due from banks............................     748,582                                 748,948
Other assets.......................................   8,105,572                               9,321,772
                                                    -----------                             -----------
     Total assets.................................. $50,746,365                             $53,022,006
                                                    ===========                             ===========


Interest-bearing funds:
  Consumer and other time deposits................. $11,089,384     $110,497      3.96%     $10,965,892     $107,202      3.96%
  Certificates of deposit..........................   1,462,261       18,411      5.01        1,582,525       19,489      4.99
  Deposits in foreign offices......................  15,417,782      200,853      5.18       16,152,960      208,170      5.23
                                                    -----------     --------                -----------     --------
     Total interest-bearing deposits...............  27,969,427      329,761      4.69       28,701,377      334,861      4.73
  Trading account liabilities(2)<F2>...............     268,320        4,371      6.48          264,185        4,052      6.22
  Short-term borrowings............................   7,321,676       89,883      4.88        7,294,690       89,581      4.98
  Total long-term debt.............................   4,103,689       64,926      6.29        4,194,480       65,409      6.32
                                                     ----------     --------                -----------     --------
     Total interest-bearing funds.................   39,663,112     $488,941      4.90%      40,454,732     $493,903      4.95%
                                                                    ========     =====                      ========     =====
Noninterest-bearing deposits:
  In domestic offices..............................   2,213,503                              2,197,543
  In foreign offices...............................     144,765                                213,173
Other liabilities..................................   5,460,550                              6,888,910
Stockholders' equity:
  Preferred stock..................................     573,748                                480,064
  Common stockholders' equity......................   2,690,687                              2,787,584
                                                    -----------                            -----------
     Total stockholders' equity....................   3,264,435                              3,267,648
                                                    -----------                            -----------
     Total liabilities and stockholders' equity.... $50,746,365                            $53,022,006
                                                    ===========                            ===========

Interest income/earning assets.....................                 $747,048      7.09%                     $755,524       7.13%
Interest expense/earning assets....................                  488,941      4.64                       493,903       4.66
                                                                    --------     -----                      --------      -----
Net interest differential..........................                 $258,107      2.45%                     $261,621       2.47%
                                                                    ========     =====                      ========      =====


                                                                Quarter Ended
                                                    ------------------------------------
                                                                June 30, 1997
                                                    ------------------------------------
                                                                                 Average
                                                                    Interest      Rates
                                                      Average       Income/      Earned/
                                                      Balance       Expense       Paid
                                                    ------------------------------------
Interest-earning assets:
  Interest-bearing deposits with banks............. $ 4,953,775     $ 78,166      6.33%
  Investment securities:(1)<F1>
    Taxable........................................  21,037,573      373,680      7.12
    Exempt from federal income taxes...............   1,588,120       32,192      8.13
                                                    -----------     --------
     Total investment securities...................  22,625,693      405,872      7.20
  Trading account assets(2)<F2>...................    1,638,352       31,537      7.72
  Federal funds sold and securities
    purchased under resale agreements.............    1,909,235       25,560      5.37
  Loans, net of unearned income:
    Domestic offices...............................   9,288,054      188,245      8.13
    Foreign offices................................   4,710,118       79,054      6.73
                                                    ------------    --------
     Total loans, net of unearned income..........   13,998,172      267,299      7.66
                                                    ------------    --------
     Total interest-earning assets................   45,125,227     $808,434      7.19%
                                                                    ========     =====

Cash and due from banks............................     813,100
Other assets.......................................   9,698,863
                                                    ------------
     Total assets.................................. $55,637,190
                                                    ============


Interest-bearing funds:
  Consumer and other time deposits................. $10,826,151     $108,401      4.02%
  Certificates of deposit..........................   1,619,298       20,796      5.15
  Deposits in foreign offices......................  17,447,434      235,392      5.41
                                                    -----------     --------
     Total interest-bearing deposits...............  29,892,883      364,589      4.89
  Trading account liabilities(2)<F2>...............     164,146        3,090      7.55
  Short-term borrowings............................   8,906,736      113,783      5.12
  Total long-term debt.............................   4,197,233       67,244      6.43
                                                    -----------     --------
     Total interest-bearing funds.................   43,160,998     $548,706      5.10%
                                                                    ========     =====
Noninterest-bearing deposits:
  In domestic offices..............................   2,284,431
  In foreign offices...............................     161,047
Other liabilities..................................   6,793,141
Stockholders' equity:
  Preferred stock..................................     400,000
  Common stockholders' equity......................   2,837,573
                                                    -----------
     Total stockholders' equity....................   3,237,573
                                                    -----------
     Total liabilities and stockholders' equity.... $55,637,190
                                                    ===========

Interest income/earning assets.....................                 $808,434      7.19%
Interest expense/earning assets....................                  548,706      4.88
                                                                    --------     -----
Net interest differential..........................                 $259,728      2.31%
                                                                    ========     =====

<F1> (1) Based on amortized or historic cost with the mark-to-market adjustment on securities available for sale included in other assets.
<F2> (2) Excludes noninterest-bearing balances, which are included in other assets or other liabilities, respectively.